STOCK PURCHASE AGREEMENT ("Agreement"), dated as of June 14. 2001, between Colpafinsa S.A., a corporation organized under the laws of the Republic of Panama, having its principal offices at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30, Panama City, Republic of Panama (the "Seller") and GNB Bank Panama S.A., a bank organized under the laws of the Republic of Panama, with address at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Panama City, Republic of Panama (the "Buyer").


                                    RECITALS:

     WHEREAS, the Seller wishes to sell, and the Buyer wishes to purchase 2,500,000 shares (the "Shares") of the common stock of Globaltron Corporation (f/k/a Win Gate Equity Group Inc.) ("Globaltron") for the Purchase Price and upon the terms and subject to the conditions described below.

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is acknowledge, it is hereby agreed as follows:

          1. Sale of Stock.
             -------------

     Seller sells to the Buyer, and the Buyer purchases from the Seller, the Stock, on the date hereof, free and clear of all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever ("Liens"). The Buyer pays to the Seller on the date hereof the amount of US$5,000,000 ("Purchase Price").


          2. Obligations of Seller and Buyer.
             -------------------------------

          (i) The Seller delivers to the Buyer, on the date hereof, stock certificate(s) representing the Stock owned by it free of any Liens or restrictions of any kind, together with


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stock powers executed by it with signatures guaranteed by a member of the New
York Stock Exchange or a U.S. commercial bank.

          (ii) The Buyer delivers to the Seller, on the date hereof, the Purchase Price.


          3. Representations of Seller.
             -------------------------

          The Sellers represents to the Buyer as follows:

          (a) The Seller has the legal authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary legal actions (including any consent of stockholders required by law or by its charter documents if necessary) to authorize the execution, delivery or performance of this Agreement and the transactions contemplated herein.

          (b) This Agreement, when executed by the Seller and countersigned by the Buyer, will constitute its legal, valid and binding obligations in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, liquidation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights or general equity principles.

         (c) Neither the execution, delivery or performance of this Agreement or the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof will (i) contravene (a) any requirement of law to which Seller is subject, including the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self regulatory body nor
(b) any judgment, decree, franchise, order or demand applicable to Seller (i) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its properties or assets


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pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which the Seller is a party or bound or to which it may be subject.

          (d) The Seller is not in default with respect to any applicable statute, rules, writ, injunction, decree, order or regulation of any governmental authority having jurisdiction over it which is likely to adversely affect its ability to perform its obligations hereunder and entering into this Agreement will not violate any of them.

          (e) Subject to the terms and conditions of this Agreement the Seller will take, or cause to be taken, all reasonable actions, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          (f) The Seller represents and covenants to the Buyer that (i) it is the record and beneficial owner of the Stock which is free and clear from any Liens and it shall deliver to the Buyer, certificates representing the Stock; and (ii) there is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or entity to acquire any of the Stock.

          The representations made in this Section 3 are continuous representations and shall survive the date hereof.

          4. Representation of Buyer.
             -----------------------

          The Buyer represents to the Seller as follows:

          (a) The Buyer has the legal authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary legal actions (including any consent of stockholders required by law or by its charter documents if necessary) to authorize the execution, delivery or performance of this Agreement and the transactions contemplated herein.


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          (b) This Agreement, when executed by the Seller and countersigned by the Buyer, will constitute Buyer's legal, valid and binding obligations in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, liquidation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights or general equity principles.

          The representations made in this Section 4 are continuous representations and shall survive the date hereof.

          5. General.
             -------

             (a) Notices. Any notice required or permitted hereunder shall be in writing, and shall be delivered personally or sent by certified mail, return receipt required, or confirmed facsimile transmission as follows:

If to Seller:
------------

Colpafinsa S.A.
Calle 50 y Aquilino de la Guardia,
Torre Banco Continental, Piso 30
Panama City, Republic of Panama
Fax Number: (011-507) 215-7560


If to Buyer:
-----------

GNB Bank Panama S.A.
Calle 50 y Aquilino de la Guardia,
Torre Banco Continental
Panama City, Republic of Panama
Fax Number: (011-507) 264-3581


             (b) Survival. All representations and covenants contained herein shall survive the date hereof.


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             (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

             (d) No Implied Waiver. No failure or delay on the part of a party hereto to exercise any right, power or privilege shall be deemed a waiver of any rights and remedies to which such party may be entitled.

             (e) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written communications, understandings and agreements, oral or written and cannot be changed except by an instrument in writing signed by the parties hereto.

             (f) Headings. The headings in this Agreement are for convenience of reference only, are not a part hereto and shall not affect the interpretation or construction hereof.

             (g) Governing Law. This agreement shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the U.S. District Court for the Southern District of New York or if such Court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York. Each of the parties waives any right to object jurisdiction or venue of either of such Courts or to claim that either of such Courts are an inconvenient forum.


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             (h) Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

             (i) Severability. If any provision of this agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.


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IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            COLPAFINSA S.A.



                                            By: /s/ Camilo Verastegui
                                                ---------------------
                                            Name: Camilo Verastegui
                                            Title:   Manager



                                            GNB BANK PANAMA S.A.



                                            By: /s/ A. Castillo
                                                ---------------------
                                            Name: A. Castillo
                                            Title:   Chief Operating Officer